EXHIBIT 10.8


                    CONFIDENTIALITY AND INDEMNITY AGREEMENT


THIS CONFIDENTIALITY AND INDEMNITY AGREEMENT (the "Agreement"), is dated effective the 7th day of October 2008.

BETWEEN:

          MAINLAND RESOURCES, INC., (THE "MAINLAND"), a Nevada Registered Corporation with it business offices located at 17314 State Highway 249, Suite 306, Houston, Texas 77064

                                                 (herein also call the "CLIENT")


AND:

          VIARD CONSULTING SERVICES, ("VCS"), a California Registered sole proprietorship with it business offices located at 190 Cleaveland Rd Suite # 3 in the city of Pleasant Hill California USA 94523

                                            (herein also call the "CONSULTANTS")

AND:

          ANGELO VIARD, ("VIARD"), is a Principal of the Indemnitor whose address is 190 Cleaveland Rd Suite # 3 in the city of Pleasant Hill, California USA 94523

                                             (herein also call the "COVENANTOR")

RECITALS

Whereas:

A. The Client requires the services of a consultant with expertise in the development of programs, systems and procedures for public companies.

B The Consulting Services required by the Client must include expertise regarding the legislative, regulatory and procedural rules, requirements and guidelines for compliance with the United States federal securities and financial accountability legislation (herein called "Compliance Requirements").

C. The Compliance Requirements primarily relate to the Sarbanes Oxley Act of2002 ("SOX"), Corporate and Criminal Fraud Accountability Act of2002, Securities Act of 1933, Securities and Exchange Act of 1934, and other similar and related legislation (herein generally called the "SOX Related Matters")

D. The Consultants possesses the requisite skill knowledge, expertise, technical and personnel resources to provide a comprehensive package of services and programs to the Client regarding the Compliance Requirements.

E. The Consultants will provide Consulting Services to Client the Client's places of business and operations (herein referred to as "On-site Services") including: personnel skills assessment and training, program organization and systems analysis, computer hardware and software consulting, knowledge updating and training to the Client's professional staff and administrative personnel on all SOX Related Matters (collectively called the "Consulting Services").


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F.   The Consulting Services is more extensively described in the contract for
     Consulting Services (the "Viard Consulting Services Agreement") proposed to be entered into by the Client, Consultant and the Covenantor, a draft copy of which is attached hereto as Schedule "A".

G. The Client engaged the services of PMB Helin Donovan, Consultants and Certified Public accountants (herein called "PMB"), under a prior engagement agreement dated June 18, 2008 (the "PMB Engagement Agreement"), and a copy is attached hereto as Schedule "B".

I. The services provided by PMB under the PMB Engagement Agreement were the same or similar services as those Consulting Services provided by the Consultants, and its personnel including the Covenantor (herein called the Consultants and its Personnel"), under the Viard Consulting Services Agreement.

J. The Client does not wish to pay twice for the duplication of services already paid by it under the PMB Engagement Agreement nor does it wish to pay any charges, penalties or make any other payments to PMB pursuant to the PMB Engagement Agreement upon entering into the Viard Consulting Agreement.

K. The Consultant and the Covenantor (in combination herein called the "Indemnitors") desire that the Client enter into the Viard Consulting Agreement.

L. To induce the Client into entering into the Viard Consulting Services Agreement; the Indemnitors will jointly and severally indemnify and save the Client (herein also called the "Indemnitee").

M. The Indemnitors intend to indemnify and save the Indemnitee harmless from any loss, damage, charge, outlay, cost, expense, or any other payments, which the Client incurs or may incur at any future time, arising out of the PMB Engagement Agreement which is directly or indirectly related to or associated with entering into the Viard Consulting Services Agreement.

NOW THEREFORE, in consideration of the premises and mutual obligations contained herein and for other good and valuable consideration (the receipt, and sufficiency of which is acknowledged by and between the Parties), the Parties hereby agree as follows:

SPECIFIC PROVISIONS OF AGREEMENT

1. CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" will mean and include all proprietary information pertaining to the Client's business, PMB Engagement Agreement, the Viard Consulting Services Agreement and all proprietary undisclosed information in relation to the Client itself. Confidential Information includes any information stated in writing or designated "Confidential". Confidential Information includes information disclosed by Client to the Indemnitees in writing (or, if initially disclosed orally, thereafter confirmed as confidential in writing). Confidential Information will not include information which:

     (a)  At the time of disclosure is in the public domain.

     (b) After disclosure becomes a part of the public domain through no act or omission by Indemnitees.

     (c)  Was in the possession of Indemnitees prior to disclosure by Client.

     (d) Was independently developed by Indemnitees without reference to Confidential Information.


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2.   CONFIDENTIALITY. The Indemnitors will keep, all Confidential Information secret and confidential, and will ensure that the Confidential Information is not photocopied, duplicated or reproduced in any manner whatsoever (whether by hand, electronically or mechanically), except in strict accordance with this Agreement, and will take all steps necessary to ensure that:

     (a) This Agreement is made known to its directors, officers, employees, affiliates, representatives or agents whose duties and functions require a knowledge of or access to the Confidential Information for the purpose of providing the Consulting Services and that the disclosure of the Confidential Information to those designated to receive such Confidential Information is only on a need-to-know basis;

     (b) Where such Confidential Information is required to be disclosed pursuant to an order of any governmental or judicial authority, by the Indemnitors or its affiliates, then the Indemnitors will provide 5 days' prior written notice to the Client of such disclosure; or,

     (c) Any other such disclosure not in accordance with the provisions of 2(a) or (b) herein, will only be made with the express written consent of the Client.

3. INDEMNITOR'S COVENANT The Indemnitors promises, covenants and agrees to be liable to the Client and to indemnify and save the Client harmless from all loss, costs, expenses (including Attorney fees and disbursements"), outlays and damages suffered, incurred or sustained by the Client as a result of:

     (a) Any breach of this Agreement by Indemnitors or by any of its directors, officers, employees, affiliates, representatives or agents (the combination thereof are referred to hereinafter referred to as it's "Representatives").

     (b) Any breach of this Agreement by Indemnitors or by any of its Representatives due to the unauthorized disclosure of Confidential Information contrary to this Agreement.

     (c) Any loss, damage, charge, outlay, cost, expense, or any other payments, which the Client incurs or may incur at any future time, arising out of the PMB Engagement Agreement which is directly or indirectly related to or associated with entering into the Viard Consulting Services Agreement.

4. THIRD PARTIES "Third Parties" means any party, which is not a Party to this Agreement or that Party's Representatives.

5. RETURN AND DESTRUCTION OF CONFIDENTIAL INFORMATION. Where the Agreement is terminated for any reason within ten (10) business days of Termination the Indemnitors promise, covenant and agree a to promptly return, all Confidential Information then in the Indemnitors possession and permanently delete any Confidential Information stored by them in a computer or electronic retrieval system.

6. CONFIDENTIAL INFORMATION REMAINS PROPERTY OF THE CLIENT. The Indemnitors acknowledge, confirm and agrees that the Confidential Information delivered to it by Client will remain the exclusive property of the Client. Delivery of Confidential Information to the Indemnitors will not give the Indemnitors any right or interest to or in such Confidential Information other than the sole right to use such Confidential Information in strict accordance with the terms and conditions of this Agreement and in connection with the Consulting Services.


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7.   TERMINATION AND SURVIVAL OF INDEMNITOR'S COVENANTS. This Agreement may be
     terminated at any time by either Party by notice in writing. However, no amendment to this Agreement, nor any addition or deletion hereof, will be valid unless expressly made in writing and signed by duly authorized signatory of the Parties. Provided further, that the Indemnitor's Covenants will survive termination of this Agreement ("Termination"). The Indemnitor's Covenant will survive Termination for a period two (2) years from such Termination or the date that Party states in writing it no longer intends to proceed with the Consulting Services.

8. COVENANTOR JOINTLY AND SEVERALLY LIABLE AS AN INDEMNITOR. The Covenantor hereby confirms, acknowledges and agrees that:

     (a) He has jointly and severally agreed to the Indemnitor's Covenants together with the Consultant, after due and careful consideration as the owner and principal of the Consultant.

     (b) The Covenantor has been advised by the Client to seek and obtain independent legal advice ("ILA") and independent legal representation ("ILR") prior to entering into and executing this Agreement, on the grounds that the Client has its own ILA and ILR. Where the Covenantor fails to seek and retain its own ILA and ILR, he does so for his own reasons and in acceptance of the risks associated with his decision to be an unrepresented Party.

GENERAL PROVISIONS OF AGREEMENT

9. NO IMPLIED OBLIGATIONS. Except as expressly stated and agreed to herein by the Parties there are no other duties, obligations or undertakings by or between the Parties hereto. The Parties are and will at all times remain independent contractors of each other, and neither the execution nor delivery of this Agreement, nor the disclosure and receipt of the Confidential Information hereunder, in any way implies or creates any onus or obligation on the part of either Party to proceed with the Proposed Transaction or to enter into any business relationship or contract, or to purchase any securities, property, product(s) or service(s), or to commit in any way to the Proposed Transaction. Nothing in this Agreement will, nor is intended to, constitute parties as principal-agent, partners, or trustee-beneficiary of each other.

10. ENTIRE AGREEMENT. This Agreement constitutes the complete and exclusive agreement between the Parties with respect to its subject matter, superseding in its entirety any prior representations, inducements, arrangements, obligations, promises, understandings or agreements between the Parties regarding the subject matter hereof, whether written or oral, that is not expressly contained in this Agreement.

11.  AUTHORIZATION. Each Party represents to the other Party that:

     (a) It is authorized to enter into and perform its duties, obligations and commitments under this Agreement; and

     (b) This Agreement is enforceable against each Party in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting Third Party rights generally and subject to the availability of equitable remedies.

12. NOTICE. All notices required or contemplated by this Agreement will be in writing and will be deemed received:

     (a) When delivered in person or by courier on the date received by the intended recipient;

     (b) On the day sent by telecopier, facsimile transmission ("fax") or electronic mail ("Email") (in any combination herein referred to as "Electronically Transmitted"), if forwarded to the recipient on a legal business day prior to 4:30 p.m. at the recipient's time (herein referred to as the "Close-of-Business"). Where the Electronic Transmission of such Notice is not made to the recipient prior to the Close-of-Business, then the Notice is deemed by the Parties to be received on the next following legal business day at the recipient's address as provided herein


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     (c)  Five (5) days after the date of mailing by pre-paid registered mail to the intended recipient at their addresses as disclosed in this Agreement or as otherwise provided by them in writing to the other Party at any time during the currency of this Agreement.

     (d)  The addresses of the Parties hereto are as follows:

          The Interested Party's Address and/or Contact Person (s) Information:

          Viard Consulting Services, ("Consultant") and Angelo Viard, ("Viard") both of:

          Address:

          To Attention of: Angelo Viard.

          Tel: (925) 954-8286
          Fax: (509)-769-5760
          Email: angelofgH'iardcorp.com

          The Mainland's Address and/or Contact Person (s) Information:

          Mainland Resources, Inc.

          Address:

          To Attention of: Michael Newport

          Tel: (281)469-5990
          Fax: (281) 970-5723
          Email: mnewport@meagheroil.com

Each Party may change the address to which Notices are sent hereunder, from time to time, by giving the other Party notice of change in accordance with this Section.

13. HEADINGS. The section headings contained in this Agreement have been inserted for convenience of reference only and will not affect the interpretation of any provision of this Agreement.

14. RECITALS. The recitals hereof form part of this Agreement and indicate the general basis upon which the Parties entered into this Agreement.

15. ASSIGNMENT. This Agreement and the rights and obligations created by this Agreement may not be assigned by either Party (except by operation of law in the case of merger, consolidation or amalgamation) without the prior written consent of the other Party in its absolute discretion.

16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original, and such counterparts together will be deemed to constitute one complete fully executed instrument legally enforceable on its terms and conditions.


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17.  ENFORCEABILITY. This Agreement is deemed duly executed and enforceable from the date of execution hereof by each of the Parties, or upon each of the Parties executing a counterpart and a copy of each duly executed counterpart being delivered to each of the Parties. Either Party may request an originally executed copy of a counterpart for its records. The request for an original copy of this Agreement or an executed counterpart thereof, will not affect the enforceability of this Agreement, which takes effective from and after execution and delivery as provided herein. Execution may be effected by delivery through Electronic Transmission of duly executed signature pages only (and the Parties may follow-up such delivery by prompt delivery of the remaining pages of the counterpart to each other by Electronic Transmission and/or the Originally Executed "hard copy", as the Parties and circumstances require).

18. REMEDIES CUMULATIVE. The right and remedies of the Parties under this Agreement are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law, in equity or otherwise. No single or partial exercise by a Party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that Party may be entitled.

19. GOVERNING LAW. This Agreement is governed by and will be construed in accordance with the laws of the State of Nevada, United States of America, which will have jurisdiction over the disputes or the interpretation of this Agreement as between the Parties. The Parties hereto mutually agree to attorn to the authority and jurisdiction of any court or tribunal of competent jurisdiction, which is located in Nevada, to hear matters in relation to this Agreement, unless the Parties mutually consent in writing to a court or tribunal located within another jurisdiction as being duly authorized to hear and preside over matters and proceedings between the Parties hereto. Provided however, where a Party seeks to enforce any equitable remedy and obtain an order for injunctive or such similar equitable relief pursuant to this Agreement, the Party may bring an action directly in the geographic location where the alleged breach or contravention of this Agreement is occurring in order to expedite its ability to obtain an immediate injunction of such breach or contravention, as an alternative to brining the action or proceeding in Nevada and attempting to extra-jurisdictionally enforce a Nevada Court Order for injunctive relief elsewhere.

20. ELECTRONIC EXECUTION. Delivery of an executed signature page of this Agreement by Electronic Transmission will be as effective as delivery of a manually executed copy of this Agreement by a Party.


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IN WITNESS WHEREOF the Parties or their authorized signatories have set their hand and seal to these presents in the executed this Agreement intending it to be binding upon them.

MAINLAND RESOURCES, INC.                        C/S


Per: /s/ MICHAEL NEWPORT
     _______________________________

Authorized Signatory Michael Newport
                     _______________
Print Name Michael Newport
           _________________________
Title      President



VIARD CONSULTING SERVICES                       C/S


Per: /s/ ANGELO VIARD
     _______________________________

Authorized Signatory Angelo Viard
                     _______________
Print Name Angelo Viard
           _________________________
Title      President



SIGNED, SEAL AND DELIVEDED by         )
Angelo Viard, as Covenantor and       )
Indemnitor,  in the presence of:      )
                                      )
/s/ V. BARBON                         )

V. Barbon                             )
____________________________________  )
Print Witness                         )
                                      )
____________________________________  )
Address                               )
                                      )
Businessman                           )         /s/ ANGELO VIARD
____________________________________  )         _____________________________
Occupation                                      Angelo Viard